Exhibit 99.2 INVESTOR PRESENTATION 2022 CONFIDENTIAL 1

Disclaimer This investor presentation (this “Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the “Business Combination”) between BOA Acquisition Corp. (“BOA”) and Selina Holding Company, UK Societas (the “Company”). The information contained herein does not purport to be all-inclusive and none of BOA, the Company or their respective directors, officers, stockholders or affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation or any other written or oral communication communicated to the recipient in the course of the recipient's evaluation of the Company or BOA. The information contained herein is preliminary and is subject to change and such changes may be material. This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of BOA, the Company, or any of their respective affiliates. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. The Company and BOA assume no obligation to update any information in this Presentation, except as required by law. The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the Exchange Act ), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder. This Presentation and information contained herein constitutes confidential information and is provided to you on the condition that you agree that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of BOA and the Company and is intended for the recipient hereof only. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon them merits of the Business Combination or the accuracy or adequacy of this Presentation. Forward-Looking Statements Certain statements in this Presentation may be considered forward-looking statements. Forward-looking statements generally relate to future events or BOA’s or the Company’s future financial or operating performance. For example, projections of future revenue, adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by BOA and its management, or the Company and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against BOA, the Company, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of BOA, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of BOA or the Company as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain regulatory approvals required to complete the Business Combination; (10) the Company’s estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments; and (11) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in BOA’s final prospectus relating to its initial public offering dated February 25, 2021 and in subsequent filings with the Securities and Exchange Commission (“SEC”), including the proxy statement relating to the Business Combination expected to be filed by BOA. Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither BOA nor the Company undertakes any duty to update these forward-looking statements. Non-GAAP Financial Measures This Presentation includes certain financial measures not presented in accordance with GAAP including, but not limited to, Adjusted EBITDA and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. 2 DISCLAIMER

Disclaimer Non-GAAP Financial Measures (continued) The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. This Presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included. Other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies. In addition, such information and data may not be included in, may be adjusted in or may be presented differently in any proxy statement or registration statement to be filed with the SEC. There may also be material differences between the presentation of the financial information included in this Presentation and in the proxy statement. Use of Projections This Presentation contains financial forecasts with respect to the Company’s projected financial results, including revenue and Adjusted EBITDA. The Company's independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. Projections used in this presentation should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information or that the prospective financial information will be the same as that presented in the proxy statement related to the Business Combination. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Industry and Market Data In this Presentation, BOA and the Company rely on and refer to certain information and statistics obtained from third-party sources which they believe to be reliable. Neither BOA nor the Company has independently verified the accuracy or completeness of any such third-party information. You are cautioned not to give undue weight to such industry and market data. This Presentation may include trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM, (c) or (r) symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Additional Information In connection with the proposed Business Combination, BOA intends to file with the SEC a registration statement on Form F-4 and/or a proxy statement. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. BOA’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about BOA, the Company and the Business Combination. Shareholders will be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to BOA. Participants in the Solicitation BOA and its directors and executive officers may be deemed participants in the solicitation of proxies from BOA’s shareholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in BOA is contained in BOA’s final prospectus related to its initial public offering dated February 25, 2021, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to BOA. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed Business Combination when available. The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of BOA in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement for the proposed Business Combination when available. Definitions of certain capitalized terms used herein are provided in the appendix to this presentation 3 DISCLAIMER

Introduction Our Story The Selina Platform Growth Drivers Financial Highlights Transaction Overview 4

Today's Speakers

Selina



RAFAEL MUSERI
Co-Founder & CEO
20+ years of experience

Dekel HOLDINGS



DANIEL RUDASEVKI
Co-Founder & CGO
20+ years of experience

Dekel HOLDINGS



BARBARA ZUBIRIA
CFO
20+ years of experience

cerberus
HAYA
Deloitte.
TELVENT



SAM KHAZARY
SVP, Head of Corp. Dev.
20 years of experience

FOSUN 复星
FTI CONSULTING
Morgan Stanley
COLE REAL ESTATE INVESTMENTS



STEVEN OHAYON
VP, Head of Strategy
10 years of experience

NOMURA

Selina INTRODUCTION 6

Today’s Speakers BEN FRIEDMAN BRIAN FRIEDMAN CFO Chairman & CEO 11 years of experience 20 years of experience INTRODUCTION 7

BOA Overview BOA Overview Industry Expertise Target Thesis • $230mm SPAC formed to invest in businesses • Comprised of investors, operators and leaders • Focus on companies with distinct competitive that provide innovative and technological in the real estate sector seeking to leverage advantages and the operational acumen to solutions for the broader real estate industry sector specific expertise to unlock improve the real estate sector through opportunities innovation and optimization • Management has a strong record of investment • Select investment criteria includes: • Seeks to take advantage of the opportunity in in lifestyle focused properties across major US the midst of COVID-19 where accretive • Growth potential with a large addressable markets solutions and disruptive innovation are needed market for margin improvement in the sector • Well versed in public equity investing, private • Competitive moat and public M&A, divestitures, and corporate strategy across the real estate and technology • Proven unit economics sectors • Best-in-class management team • Benefit from being a public company INTRODUCTION 8

BOA: Supported by Experienced Board & Advisors

Independent Board of Directors[1]

Anthony Wanger,
President & Founder,
IO Data Centers

Lorron James
CEO,
James Group International

Shane Battier
Vice President,
Miami Heat

Jenny Abramson
Founder & Managing Partner,
Rethink Impact

Srikanth Batchu
Head of Advertising, Instacart

Strategic Advisors

David Glazer,
CFO & Treasurer,
Palantir Technologies

Sam Beznos
CEO,
Beztak Companies

Dennis Ratner
Former CEO,
Ratner Companies

Griffin Rotman
Principal,
Roystone Capital Management

1. Brian Friedman (CEO) is the Chairman, and Ben Friedman (CFO) is a member of the BOA Board of Directors.

Selina INTRODUCTION 9

Investment Highlights

Scaled Platform	**145 / ~39,000** Locations[1] / Beds[1]	**25** Countries[1]
Clear Path to Near-Term Profitability	Adj. Corporate EBITDA Positive by **Q1 2023**	**+95%** of 2022E Revenue from Open and Secured Beds[2]
Differentiated Product Offering	**47 / 3.1x** NPS Score[3] / Social Media Engagement Relative to Traditional Hospitality Operators[4]	**61%** of F&B Revenue from Local Communities[5]
Secured Pipeline with Asset-Light Model	**~$350mm[6]** Commitments from Capital Partners to Triple Bed Count by 2025E	**~90%** of Hotel Conversion Funded by Capital Partners[7]
Long-Term Growth Opportunity	**$1.2bn / 27%** 2025E Revenue / 2025E Unit-Level EBITDA Margin[8]	**+80%** of 2025E Revenue from Open, Secured, and Capital Partners Beds[9]

1. Includes Open and Secured beds and countries as of January 31, 2022.
2. Excludes Remote Year revenue.
3. As of June 2021 for all locations, calculated based on lifetime NPS starting from November 2018.
4. Based on average engagement in Q1 2021, which is calculated as average likes plus average comments per post divided by total followers. Peers include: Soho House, The Standard, CitizenM, Moxy Hotels, Marriott, AirBnb, and MamaShelter.
5. Based on Q1 2021. Measures revenue from non-guests.
6. As of end of Q3 2021. Assumes price per bed of $8,750 which implies 40,000 new beds from the $350 million commitments from Capital Partners.
7. In each of Selina's Capital Partner contracts, Selina is only responsible for funding, at most, pre-opening costs, which are generally 10% of development costs.
8. Total revenue includes Remote Year. Unit-Level EBITDA margin excludes Remote Year and Other revenue.
9. Based on $940mm revenue from Open and Secured beds and beds financed by Capital Partners over total revenue excluding Remote Year of $1,115mm.

Selina INTRODUCTION 10

Selina Jaco, Costa Rica

Our journey began in a small fishing village in Panama where we brought travelers together in an environment that blended work and travel with an authentic, local experience OUR STORY 12

Who We Are STAY WORK Selina is a locally hosted global community of remote workers and digital nomads We are the first global play, stay, work ecosystem PLAY EXPERIENCE We have created a community of over 1mm unique guests 1 We have scaled to 145 locations in 25 countries across 6 continents +1mm Unique guests 66% made a new friend 50% Direct sales 1. Includes both Open and Secured locations as of January 31, 2022. OUR STORY 13

Millennials & Gen Z Travelers Are a Substantial Market Opportunity… Millennials and Gen Z spend 1 $802bn ~$350bn per year on travel 2021 Global Hotel and Other Travel 2 Accommodation Market 1. Source: AARP and United Nations World Population Prospects data as of 2019. Selina estimate based on travel spend by generation and population size by generation. 2. Source: “Hotel and Other Travel Accommodation Global Market Report 2021: COVID-19 Impact and Recovery to 2030” by The Business Research Company as of January 2021. OUR STORY 14

…With Specific Preferences and Needs Experiences First Wellness 78% 830mm prefer to spend on international and domestic We believe these experiences over wellness trips made by 1 2 material goods world travelers trends have become more Remote Work Connections By 2028 pronounced 23% due to COVID-19 of Millennials 73% travel specifically to of all departments meet and befriend are expected to 4 other travelers utilize remote 3 workers 1. Harris Interactive report based on a survey conducted online within the United States by Harris Poll on behalf of Eventbrite from June 27-July 1, 2014 among 2,083 adults ages 18 and older, among which 507 were millennials ages 18-34. 2. Global Wellness Institute 2018 reporting 2017 travel statistics. OUR STORY 15 3. Upwork’s FutureWorkplace Report published on 3/5/2019. 4. The Wandering RV – Millennial Travel Stats published on 2/7/2021.

Current Offerings Fail to Satisfy Their Preferences… Short-Term Rentals Global Hotel Brands Hostels Limited amenities Minimal remote work capabilities Minimal opportunity to connect with others Poor guest experience Misaligned pricing Inconsistent quality OUR STORY 16

…Which Has Created a Significant Opportunity

We believe there is a significant opportunity to convert existing, poorly appointed room supply to destinations developed specifically with the Millennial and Gen Z traveler in mind



Global Demand
$802bn[1]
Global Supply
16.9mm rooms[3]
Only **2 of the 159 brands** owned by large, global hotel companies **are developed for millennial and Gen Z travelers**[5]
Neglected demand
Supply White Space
= ~6.5mm rooms ripe for conversion
43% Travel Spend From Millennials and Gen Z[2]
<3% Rooms Designed for Millennials and Gen Z[4]
= 40% Potential Underutilized Supply

1. Global Hotel and Other Travel Accommodation Market Size per "Hotel and Other Travel Accommodation Global Market Report 2021: COVID-19 Impact and Recovery to 2030" report by The Business Research Company as of January 2021.
2. Calculated as $350bn Millennial and Gen Z travel spend divided by Global Demand spend on travel of $802bn.
3. STR Global Reports as of 2020.
4. Selina estimate, which includes ~475K of boutique and soft brand hotel rooms per STR Global Reports as of 2020.
5. Includes Moxy Hotels and Jo&Joe. Based on total hotel brands of Marriott International, Wyndham Hotels & Resorts, Choice Hotels International, Hyatt, Accor Hotels, IHG Hotels & Resorts, and Hilton. Source: STR Global Reports as of 2020.

Selina OUR STORY 17

Selina: The Complete Offering at a Democratized Price Selina Chelsea, NYC Selina La Fortuna, Costa Rica Selina Los Lirios Tulum, Mexico Selina Granada, Nicaragua We provide a full-service experience at a democratized price point that is more accessible to Millennials and Gen Z than traditional lodging options Traditional Alternative Accommodations / Lodging Hostels OUR STORY 18

How We Do It

Source

Identify underperforming hotels through proprietary technology

80%+ of deals executed off-market and without brokers[1]

20%+ discount to market lease prices[2]

Convert

Local experience boards create **hyper-local concepts**

~120 days to convert[3]

Increase density of beds per location

Add new revenue generating products such as co-working and F&B

Activate and Operate

Plug converted destination into Selina's **hospitality technology platform**

Partner with local F&B providers to attract locals and experience seeking travelers

Activate programming and content strategy

40% of location revenue generated from non-room products (e.g., co-work, experiences, and F&B)[4]



1. Based on 169 deals since 2014. 80% includes deals sourced by Selina employees.
2. Market lease rates based on internal analysis done prior to Selina closing transactions on the last 27 deals from mid-2019 to April 23, 2021.
3. Average of last 20 locations opened between March 2020 – June 2021. Conversion time is the time between Selina receiving keys to begin Selina's own conversion, and opening, excluding months where development could not occur due to COVID-19 restrictions.
4. Based on Q3 2021. Calculated as F&B and Experience revenue divided by total revenue.

Selina
OUR STORY
19

Differentiated Business Model Drives Attractive Payback Period With Long-Term Earnings Potential

~90%

of conversion costs funded by Capital Partners[1]

Long-Term

Landlord commitment to Selina[2]

<2 Year

Rent penalty cost for early lease termination[3]

EBITDA Payback Period[4]



Mature by Q8
Payback by Q5[6]
Capex Investment
Profitable by Q2[5]
Q0
Q1
Q2
Q3
Q4
Q5
Q6
Q7
Q8

Selina

1. In each of Selina's Capital Partner contracts, Selina is only responsible for funding, at most, pre-opening costs, which are generally 10% of development costs.
2. A majority of Selina's long term leases range from 15-20 years based on deals with signed contracts from 2014 - 2021.
3. Based on medians of all properties open by the end of 2018 (and that had at least 5 quarters of operation pre-COVID).
4. Calculated as average quarterly EBITDA for locations ramping from 0 to 24 months divided by Selina's out of pocket capex contribution of $650 per bed (pre-opening costs). Data based on properties that had least 5 quarters of operations pre-COVID (pre-March 2020).
5. Before COVID-19 (i.e., February 2020), Selina properties generated an EBITDA of $44 per bed in its second quarter of operations on average.
6. Before COVID-19 (i.e., February 2020), Selina properties generated a median EBITDA of $727 per bed and an average of $900 per bed in the first five quarters, which is greater than its current average out-of-pocket investment of $650 per bed.

OUR STORY 20

Selina Can Use This Playbook Around the World 1 We convert old, tired hotels into exciting, contemporary locations that generate, on average, a 2.4x increase in revenue compared to prior hotel operators Urban Remote BEFORE AFTER BEFORE AFTER Revenue Uplift Revenue Uplift 2 2 Lisbon, Puerto Viejo, 2.9x 5.9x Portugal Costa Rica BEFORE AFTER BEFORE AFTER Revenue Uplift Revenue Uplift 2 2 Rio de Janeiro, Red Frog, 3.6x 7.4x Brazil Panama 1. Calculated as total revenue uplift over previous operators based on sample of 32 hotels from Guatemala, Costa Rica, Panama, Mexico, Peru, UK, Portugal, Ecuador, Argentina, Colombia, and Israel for properties for which we are able to source pre-Selina revenue figure. Pre-Selina revenues provided by landlord, and are last full year of operations pre-Selina. Selina figures are 2019 FY (if open for less than full year then revenue is annualized) or 2021 FY for properties opened in 2020. 2. Based on 2019 Selina Unit-Level Revenue divided by pre-Selina Unit-Level Revenue. OUR STORY 21

Selina Lapa Rio de Janeiro, Brazil

~39,000 We Spent the Last Six Years Building 1,2 BEDS Our Platform Consists of: and Scaling the Platform 145 1,3 LOCATIONS Includes Open & Secured 1 Tech-Enabled Infrastructure ~12,000 BEDS TODAY 54 LOCATIONS 2 ~2,400 Powerful and BEDS Engaging Brand 2019 16 LOCATIONS ~250 BEDS 2 3 LOCATIONS 2017 Authentic Global Community 2014 1. Today, as of January 31, 2022. 2. Includes 20,183 Open beds and 18,670 Secured beds. 3. Includes 90 Open locations and 54 Secured locations. THE SELINA PLATFORM 23

1 Our Proprietary Tech Platform Enables Us to Scale Quickly and Operate Efficiently Proprietary Real Estate Sourcing Owned PMS We can map distressed, off-market Our owned and flexible PMS can create and real estate in cities around the world sell alternative products like subscriptions, 1 co-working packages, tokens and more Tech-Enabled Operations Selina Exchange Our locations can be fully cashless with Our platform can exchange unsold remotely monitored utility costs and rooms to content providers like ability to predict maintenance issues musicians, artists and yoga instructors, from our headquarters drastically reducing programming costs 1. Cashless Selina currency used to pay for products and offerings at properties. THE SELINA PLATFORM 24

2 Selina is the Largest Hospitality Brand Built to Address the Needs of Millennial and Gen Z Travelers 145 Open + Secured 111 90 Open 32 31 26 15 15 15 10 10 9 4 4 F hd JO&JOE Th St d d Th H t ACE HOTELM Sh lt G t Th St d t H t l Citi M ii Ht l S h H M H t l S li 1 First 2016 2012 1998 2006 1999 2008 2006 1995 2008 1995 1999 2014 2014 Opening Countries 2 1 4 3 5 8 6 10 9 14 9 22 25 Source: Company websites, SEC filings where available. Note: Peer locations only includes Open properties. 1. Includes both Open and Secured locations as of January 31, 2022. THE SELINA PLATFORM 25 # of Open locations

2 Selina Has an Established Brand That Resonates With Our Target Customers…

Superior NPS Satisfaction[1]



Selina[2]
47
Retail Lodging and Gaming Peer Set Average[3]
6

High Direct Bookings Levels[4,5]



Selina
50%
18-34 y/o
32%

66%

Of Guests Make a New Friend[6]

Selina Destinations with the ***highest guest social experiences*** (i.e. guests that make friends) ***achieve the highest NPS & RevPOBs***



"This is my first time at a Selina property and I'm fully in love. The rooms are **great value**…the food and service is impeccable and the rooftop is a vibe. If you're a young professional looking to have a workcation, then this is the hotel for you - with the **co-work and the space in the lobby to work you'll meet some other fellow travelers** who are here too. The team here are all so passionate about **the hotel and it really is an extension of the location it's in.**"

- Selina Theatrou Athens, 10/18/20[7]

1. Peer NPS scores are sourced from a third party data provider. Source: Customer Guru 2021.
2. As of June 2021 for all locations, calculated based on lifetime NPS starting from November 2018.
3. Includes Wyndham, Hilton, MGM Resorts, Marriott, Hyatt, and Wynn Resorts.
4. Selina Direct bookings as of Q3 2021. Includes bookings made through our web, app, subscription channels, call center, walk-ins, and/or extensions.
5. Source: Phocuswright.
6. Based on 6,734 responses to Selina's guest survey as of 6/5/2021 (YTD 2021).
7. Source: TripAdvisor.

Selina THE SELINA PLATFORM 26

3 We Have a Growing Community of Local Talent and Creators That Spread Our Brand Around the World 190+ 2,000+ Concept Content 1 Ambassadors 1 Providers 40% 2.3 million of location revenue generated 4 3 from non-room products Visitors 300+ 1,600+ F&B and Other 2 Employees Operating 61% Partners ~1,800+ F&B revenue comes from 5 Artists & local communities 1 Designers Note: As of Q3 2021. 4. Based on Q3 2021. Calculated as F&B and Experience revenue divided by total revenue. 1. Based on Company estimates. 5. Local communities refers to non-guests at Selina who are consuming F&B and Experience related products. 2. Includes contractors and interns. THE SELINA PLATFORM 27 3. Based on Company estimates for 2022E. In 2022, we will operate an average of 32k beds times an occupancy of 56% x 365 days in year divided by an average length of stay 2.8 days.

Our Platform is Designed For Rapid Scaling With a Near-Term Path to Profitability Efficient Asset Transformation Driven by Local Community Attractive Authentic Unit Brand Economics Highly Engaged Ability to Attract Consumers Significant Growth Capital Profitable Drives Increased Brand Tech Capabilities Driving Scaled Business Awareness Efficient Operations THE SELINA PLATFORM 28

Selina Chelsea, NYC

Significant Supply and Demand Tailwinds Supply Dynamics Aligned with Selina’s Strengths Demand Tailwinds Provide Long-Term Opportunity Pent-up travel demand with increased disposable income Limited brands / offerings for Millennials and Gen Z Improved acceptance of alternative accommodations Globalization creating more attractive destinations Focus on health and wellness More capital available for real estate opportunities Properties rely on strong, identifiable brands to compete Remote work Selina is well positioned to take advantage of these trends GROWTH DRIVERS 30

Innovative Subscription Channels to Drive Community Growth

NOMAD PASSPORT

Selina Subscription Offerings

Subscription model that allows guests to stay at any Selina for as long as desired with full amenities including accommodation, co-working, wellness activities, and locally-curated events

2,600+	~$800	3%
Packages Sold since September 2020 Launch[1]	Subscription per Month[2]	Acquisition Cost per New Subscriber[3]

REMOTE YEAR

Seamless Plug-In of New Brand

Platform that provides similar work / stay / play offering in remote destinations often utilizing Selina destination for these guests

1mm	55%	24%
Customer Database[1]	Increase in New Member Signups Q1'21 over Q1'19[4]	Steady-State 2025E EBITDA Margin

Both programs leverage Selina's capabilities to deliver a community-based offering with flexible work, learn, and stay solutions to an expanding class of digital nomads

Selina

1. As of 6/21/2021.
2. Based on average monthly data from June 2021.
3. Based on April, May, and June 2021 CAC as a % of monthly revenue.
4. Based on Company data from Q1 2019 and Q1 2021.

GROWTH DRIVERS

31

Selina's Capital Partners Are the Engine Driving Near-Term Growth

Powerful Capital Partnerships Provide Line of Site to Explosive Growth

~$350mm committed capital[1] from Capital Partners in **12** geographies funding **41k** future beds[2]

—

Capital is available at Selina's discretion

—

Proven demand with **$35mm+** capital committed during the COVID-19 pandemic[3]

Diverse Global Footprint of Capital Partners with Significant White Space to Expand Presence



UK
Germany
Spain
Portugal
Morocco
Greece
Israel
USA
Miami
Mexico
Puerto Rico
Caribbean
Panama
Brazil
Chile
Thailand
Australia
New Zealand
Today
Under Negotiations

1. As of 10/31/2021.
2. Assuming that $350mm of capital converts to 41k beds and 10k rooms (assumes four beds per room on average).
3. Represents commitments from Capital Partners in Panama ($3.6 million) and Morocco ($31.7 million) from 3/31/2020 to 6/25/2021.

Selina
GROWTH DRIVERS
32

Clear Unit Expansion Strategy With Partner Committed Capital and a Large Pipeline Current to 2025E Bridge 95+% 21K 102K Of 2022E portfolio already 1 Open or Secured 41K ~8k 4K Added Secured Beds in Q2 and 1K 35K 15K Q3 2021, run-rate of ~16,000 per 19K year ~6k Current Secured Organic Growth / 2022E Beds Secured Funded by Organic Growth / 2025E Beds Beds Beds Portfolio Beds Partners Portfolio Beds currently in advanced in '22E Acquisitions in '23E Acquisitions 2 negotiations, including portfolios 1. Calculated as Opened and Secured revenue divided by total Selina revenue. Based on 35k beds Open by end 2022 with 19k beds currently Open and another 15k Secured (and due to Open by end of 2022). 2. As of Q4 2021. GROWTH DRIVERS 33

The Selina of the Future Selina Core Business in 2025E Our foundation will create opportunity: 400+ 10mm+ 1 2 Global Locations Guests Home away from home Virtual for millions of global citizens $1.2bn B2S Students Revenue World Paid memberships Travelers Remote B2C Workers Global partnerships B2B 1. Includes 145 locations that are Open and Secured and remaining beds assumed to have estimated 250 beds per location. 2. Based on Company estimates. GROWTH DRIVERS 34

Selina Manchester, UK

Our Locations Reach Attractive Unit Economics at Maturity 2019A By Property Age (Months) 1 Occupancy RevPOB 58% Mature locations are $ 43 50% defined as those 45% $ 31 older than 24 months $ 28 0-12 12-24 24+ 0-12 12-24 24+ Annual Revenue per Available Bed Unit-Level EBITDA Margin (%) In 2019, mature Selina beds generated $9k in revenue per $ 9,002 bed at an 18% Unit- 18% 16% Level EBITDA margin $ 5,564 $ 4,493 0-12 12-24 24+ (3)% 0-12 12-24 24+ 2019A Occupancy: 49% Revenue per bed: $5,489 RevPOB: $31 Unit-Level EBITDA Margin: 7% Full Portfolio 1. Revenue per Occupied Bed per day. FINANCIAL HIGHLIGHTS 36

Our Locations in Developed Markets Outperform Emerging Market Properties In 2019, Developed Markets delivered 136% more revenue 1 1 1 than Emerging Markets Occupancy RevPOB Annual Revenue per Available Bed Properties in Developed +136% Markets are able to generate higher occupancy and more revenue through higher rates +73% and F&B revenues +35% Properties in Developed Markets represented only 5% of portfolio in 2019 and are expected to comprise ~50% of the portfolio by 2025 Emerging Developed Emerging Developed Emerging Developed 1. Relative performance calculated based on weighted average performance of Selina’s properties in Developed and Emerging Markets in 2019. FINANCIAL HIGHLIGHTS 37

Our Top Performing Properties Are Currently Exceeding Long-Term Profitability Targets Despite a Challenged Operating Environment Despite widespread COVID-19 restrictions affecting our portfolio, 26 properties performed at a positive unit-level EBITDA margin for Q2 and Q3 2021. Over the same period amongst our properties operating without government mandated COVID-19 restrictions, 60%+ of properties and 75%+ of properties with F&B services performed at a positive unit-level EBITDA margin Age 28 22 4 14 53 44 13 32 33 28 (months) 40% 40% 34% 33% 33% 27 31% 28% 26% Average 22% 22% 1 Age (Months) 50% Occupancy Ericeira, Geres, Paros, Brighton, Medellin, Santa Teresa Mancora, Nosara, Costa Cusco Huaraz, Vila Nova, Portugal Portugal Greece United Kingdom Colombia South, Peru Rica Peru Portugal Costa Rica Developed Emerging 1. Weighted average by bedspaces. FINANCIAL HIGHLIGHTS 38 Last 6 Month EBITDA Margin %

Our Portfolio Will Mature Rapidly and Shift to More Developed Markets Developed vs. Emerging Markets (# of beds) Developed 50% / 50% Emerging Mix shift to Developed Markets (31% 46% / 54% by 2022) will also help drive higher 40% / 60% revenues through increased rates, 31% / 69% 14% / 86% 22% / 78% occupancy and F&B revenue 5% / 95% 2019A 2020A 2021E 2022E 2023E 2024E 2025E # of 12k 18k 22k 35k 54k 76k 102k 1 Beds Existing beds are expected to mature 2 rapidly, driving higher revenue per bed Weighted Average Portfolio Age 3.0 (in years) 2.7 and higher margins 2.4 2.4 2.3 2.0 1.4 2019A 2020A 2021E 2022E 2023E 2024E 2025E 1. Open beds at the end of each period. 2. Portfolio age is weighted by number of beds and date of Open. Portfolio weighted average calculated at end of period. FINANCIAL HIGHLIGHTS 39

Our Portfolio Mix Shift and Technology Investment Creates A Highly Visible Path to Increased Revenue per Bed Ramp of fully mature beds (24+ months), 2019A – 2025E Projection for Full Portfolio ~$15,000 2019A 1 12% Developed ~ Market Revenue 9% per Bed 1 ~$12,500 22% ~ ~ ~$7,500 Portfolio moves from 5% of beds 2022E $7.5k revenue per bed assumes continued located in developed markets to COVID impact on RevPOB and Occupancy to account 31% for market recovery in travel, while the portfolio continues to ramp to maturity 2 % Mature 38% 62% 77% % Developed 5% 31% 50% 1. Full mature revenue per bed in 2022E and 2025E calculated as taking weighted average revenue per bedspace for fully mature Developed and Emerging beds, based on portfolio bed mix in 2022E and 2025E, respectively. 2025 figure also assumes 12% uplift from operational improvements implanted from 2022E through 2025E due to technology investment. 2. Calculated as weighted average maturity of existing, secured and unsecured portfolio, by number of beds. Maturity refers to weighted average age in months divided by 24 months, which FINANCIAL HIGHLIGHTS 40 represents full maturity.

We Have an Attractive Revenue Growth Profile Annual Revenue $1,215 ($ in millions) 1,115 In 2022E, +95% of revenues are expected to $823 Open + Secured 90% ‘21E – come from existing Open ‘25E CAGR Revenue Unsecured and Secured sites 763 from Capital 662 Partner Consolidated Revenue with Remote Year $506 Financed Beds: 333 3 $500mm 467 $234 95 In 2025E, +80% of 219 revenues are expected to $93 $69 453 430 $36 3 372 come from Open, 90 69 215 36 Secured, and Capital 90 3 Partner committed sites 2019A 2020A 2021E 2022E 2023E 2024E 2025E 1 Beds 12k 18k 22k 35k 54k 76k 102k 2 Locations 54 81 ~90 ~140 ~210 ~310 ~410 1. Open beds at the end of each period. 2. 2022-2025 location count assumes 250 beds per new location. 3. Revenue from Capital Partner financed beds assumes $12.5k revenue per bed multiplied by the number of Capital Partner financed beds of 41k. FINANCIAL HIGHLIGHTS 41

Selina Has a Highly Visible Path to Increased Profitability

Selina Unit-Level EBITDA Margin Over Time



Margin improvement driven by operational improvements and continued aging of location portfolio
Mature 18%
7%
3%
18%
23%
27%
2019A
2022E
2023E
2024E
2025E
Sizeable investment in CAC to drive strong uptick in occupancy as market continues to recover

COVID-19 Recovery

We conservatively assumed continued COVID19 headwinds through end of 2022

Full recovery assumed in 2023E

Maturity of Portfolio

Mature properties delivered 18% Unit-Level EBITDA Margin in 2019

As the portfolio matures, better unit economics will expand margins

Operational Improvements

Labor model

Implementation of a flexible labor model at units (flex based on occupancy)

CAC

Improved Revenue Management through AI Integration

Increase Direct Selling through bolstered CRM capabilities and improved Web & App

Smart Properties

IoT enabled properties
Procedure-less receptions
Predictive maintenance and housekeeping

Selina Exchange

Utilize unsold rooms in exchange for content and programming services

Note: Chart excludes 2020A and 2021E EBITDA margins given COVID impact.

Selina
FINANCIAL HIGHLIGHTS
42

Summary Financial Projections

	2019	2020	2021	2022	2023	2024	2025
Ending Bedspaces							
Developed	606	2,967	6,012	11,577	23,459	36,381	51,294
Emerging	11,096	15,274	16,400	23,668	30,165	39,774	50,319
Total Ending Bedspaces	**11,702**	**18,241**	**22,412**	**35,245**	**53,624**	**76,155**	**101,612**
($ millions)							
Selina Branded Revenue							
Room Revenue			$ 47	$ 117	$ 246	$ 397	$ 578
F&B Revenue			34	73	159	264	387
Experience Revenue			10	29	62	102	150
Total Selina Branded Revenue	**$ 56**	**$ 36**	**$ 90**	**$ 219**	**$ 467**	**$ 763**	**$ 1,115**
Unit Level Operating Expenses	(52)	(54)	(101)	(213)	(381)	(587)	(814)
Selina Branded EBITDA - Unit Level	**$ 4**	**$ (18)**	**$ (11)**	**$ 6**	**$ 86**	**$ 176**	**$ 301**
% Selina Branded EBITDA - Unit Level Margin	*NM*	*NM*	*NM*	*3%*	*18%*	*23%*	*27%*
(+) Technical Services Income	-	-	1	8	19	24	27
(-) Pre-Opening[1]	(0)	(2)	(1)	(3)	(5)	(6)	(7)
(-) FF&E Reserve	-	-	(2)	(5)	(14)	(23)	(33)
(-) Corporate Overhead[2]	(61)	(41)	(28)	(39)	(46)	(52)	(58)
(-) Other Operating Expenses	(5)	-	(1)	(4)	(8)	(12)	(14)
Corporate Level Operating Expenses	(67)	(43)	(31)	(43)	(54)	(68)	(84)
Selina Branded EBITDA - Corporate Level	**$ (63)**	**$ (61)**	**$ (42)**	**$ (37)**	**$ 32**	**$ 108**	**$ 217**
% Selina Branded EBITDA - Corporate Level Margin	*NM*	*NM*	*NM*	*NM*	*7%*	*14%*	*19%*
Non-Selina Branded Revenue							
Remote Year	–	–	4	15	39	60	100
Other Revenue[3]	13	–	–	–	–	–	–
Total Non-Selina Branded Revenue	**$ 13**	**$ -**	**$ 4**	**$ 15**	**$ 39**	**$ 60**	**$ 100**
Total Non-Selina Branded Expenses[4]	(20)	–	(4)	(15)	(33)	(47)	(76)
Non-Selina Branded EBITDA	**$ (8)**	**$ -**	**$ (0)**	**$ 0**	**$ 6**	**$ 12**	**$ 24**
Total Revenue	**$ 69**	**$ 36**	**$ 93**	**$ 234**	**$ 506**	**$ 823**	**$ 1,215**
Adj. EBITDA	**$ (70)**	**$ (61)**	**$ (43)**	**$ (37)**	**$ 38**	**$ 120**	**$ 241**
% Adj. EBITDA Margin	***NM***	***NM***	***NM***	***NM***	***7%***	***15%***	***20%***

EBITDA positive at the Unit-Level by 2022, with 3% Unit-Level EBITDA margin

Corporate overhead spend right-sized during COVID-19. Jump from 2021 to 2022 due to estimated incremental recurring costs associated with becoming a public company and returning employee related costs to normalized levels post COVID-19

Economies of scale in corporate overhead spend

Projections contemplate Adjusted Corporate EBITDA will breakeven in Q1 2023, under the current expected opening timing of new properties

Note: Non-GAAP figures presented. Revenue figures include net booking amount from revenue derived from Travel & Tours.
1. Include operating costs incurred prior to opening a new location as well as costs associated with physical space within opened locations where that space is not operational.
2. Includes Selina corporate overhead, Remote Year corporate overhead, and global IT operating expenses. Excludes any one-off expenses associated with public company preparedness and de-SPAC process.
3. Other Revenue: revenue derived from sites that generated revenue, but were not currently operating as a hotel under the Selina brand.
4. Represents costs of operating the Remote Year and non-branded business including CAC and delivery costs.

Selina

FINANCIAL HIGHLIGHTS

43

Selina Casco Viejo, Panama

Transaction Summary

Sources and Uses

($ in mm)

Sources	$M	%
SPAC Cash in Trust[1]	230	18%
Proceeds from PIPE[2]	55	4%
Proceeds from Convertible Note Offering	108	9%
Selina Shareholder Equity Rollover[3]	851	68%
Total Sources	**$1,244**	**100%**

Uses	$M	%
Cash to Balance Sheet	356	29%
Selina Shareholder Equity Rollover[3]	851	68%
Transaction Fees	37	3%
Total Uses	**$1,244**	**100%**

Pro Forma Valuation

($ in mm)

Illustrative Share Price	$10.00
PF Shares Outstanding[4]	119.7
PF Equity Value	**$1,197**
(-) PF Net Cash[5]	(201)
PF Enterprise Value	**$996**
PF EV / 2022E Revenue	**4.3x**
2022E Revenue	**$234**
PF EV / 2023E Revenue	**2.0x**
2023E Revenue	**$506**

Pro Forma Ownership


BOA Public Shareholders 19%
BOA Sponsors 5%
PIPE Investors 5%
Existing Shareholders 71%

Selina

Note: Assumes no redemptions from BOA investors. Excludes impact of 6.6mm sponsor warrants and 7.7mm public warrants. Assumes a nominal share price of $10.00 per share. Totals may not sum due to rounding.
1. Excludes any interest earned on the BOA Cash in Trust. BOA Cash amount subject to change depending on the actual interest earned.
2. Includes $15.0mm funded since announcement ($10mm funded as of 12/31/2021 and $5m funded in 2022) with pre-payment share-based fee and $40.0mm funded at closing for $10.00 per share.
3. Includes existing Selina convertible debt.
4. Includes 85.1mm existing shareholder rollover shares, 5.9mm PIPE shares, 5.8mm BOA founder shares, 23.0mm BOA public shareholder shares.
5. Pro forma net cash includes $18mm of balance sheet cash, $108mm of proceeds from the new convertible note offering, $135mm of debt from the new convertible note offering, and $25mm of corporate debt outstanding and excludes existing Selina convertible debt expected to convert into equity or be repaid, long-term unit-level debt, a loan for property investments expected to be restructured as equity, forgivable government aid debt and a founder loan with no obligation to repay outstanding as of 12/31/2021 along with the pre-funded PIPE classified as a loan until closing of the business combination.

45

Summary Debt Capitalization Table[1]

- **Cash Balance as of 12/31/2021:** $17.7 million
- **Estimated Cash Balance Post-Closing of the Business Combination Including Debt Pay Down and Transaction Costs:**
  - Assuming 0.0% Redemptions from Trust: $302.1 million[2]
  - Assuming 100.0% Redemptions from Trust: $87.1 million[2]
- **Total Lease Liabilities as of 12/31/2021:** $389.9 million
  - Balance under IFRS 16, termination fees are materially lower as Selina has various break rights

Security / Facility	Ranking	Maturity	Status Quo Principal Amount[3]	Δ	Pro Forma Principal Amount[4]
Bridge Loan	Senior Secured	Closing of Business Combination	$25.0 million	*($25.0) million*	–
Mandatory Convertible Debt[5][6]	Senior Secured *(Subordinated to Bridge Loan)*	2023	$149.8 million	*($149.8) million*	–
Non-Mandatory Convertible Debt[6][7]	Senior Secured *(Subordinated to Bridge Loan)*	2023	$38.4 million	*($38.4 million)*	–
Latin American Development Bank	Senior Secured *(by Operating and Country Level Assets)*	2027	$14.1 million	–	$14.1 million
JV Agreement[8]	Senior *(Guaranteed Distribution)*	NA	$14.7 million	*($14.7 million)*	–
Panama Facilities	Senior Secured	2024	$4.1 million	–	$4.1 million
Other Non-Current Debt	Various	2023 to 2026	$6.0 million	*($3.4 million)*	$2.6 million
Short-term Capital Partners Loans	Senior Secured *(by Operating and Country Level Assets; Senior Unsecured by Selina Hospitality)*	2022 to 2023	$6.8 million	*($3.1 million)*	$3.7 million
Long-Term Capital Partners Loans	Senior Secured	2037 to 2040	$57.7 million	*($5.0 million)*	$52.7 million
Other Debt[9]	–	–	$14.8 million	*($14.0 million)*	$0.8 million
New Convertible Debt	Senior Unsecured	2026	--	*+$135.0 million*	$135.0 million
		Total:	**$331.4 million**	***($118.4 million)***	**$213.0 million**

Denotes instrument paid in cash post close of the business combination
Denotes new security contemplated

1. All figures are preliminary and unaudited
2. Estimated cash balance post closing of the business combination could increase by up to $38.4 million subject to conversions of the non-mandatory convertible debt into common stock
3. As of December 31, 2021, except for Bridge Loan which is expected to be funded in 2022.
4. Pro Forma Amount at closing of the business combination. Excludes amortization payments, PIK accruals and additional drawdowns scheduled to occur prior to closing of the business combination.
5. Will mandatorily convert into common stock at closing of the business combination, subject to closing by September 30, 2022.
6. Outstanding balance at 12/31/2021 reflects only nominal amount of the various existing Convertible Debt instruments. The financial statement will reflect these instruments and their related derivatives at fair value.
7. Not subject to mandatory conversion, though expected to convert into common stock at closing of the business combination. If not converted, Selina expects to pay down in cash, subject to lender approval.
8. Principal amount is subject to a guaranteed preferred return. Preferred investor has certain put options under JV agreement.
9. Includes $10.0 million in pre-funded PIPE, which mandatorily converts into common stock at close of the business combination.

Selina

46

Operational Benchmarking ’17A – ’19A Revenue CAGR Median: 22% Median: 16% 147% 117% 37% 29% 27% 27% 22% 20% 16% 10% 9% 8% 7% N/A N/A N/A N/A '20A - ‘23E Revenue CAGR Median: 28% Median: 41% 142% 132% 48% 45% 43% 41% 41% 38% 32% 28% 28% 28% 26% 25% 24% 22% 9% Lifestyle Brands Travel and Hospitality Source: Capital IQ as of 04/20/2022 and company financial model. Consensus estimates that are not available are excluded as not available (“N/A”). 47 TRANSACTION OVERVIEW

Valuation Comparables TEV / 2022E Revenue Median: 4.6x Median: 5.7x 13.6x 9.6x 6.7x 6.6x 6.4x 5.8x 5.6x 5.7x 4.6x 4.5x 4.5x 4.3x 2.8x 2.8x 2.0x 1.6x 1.3x TEV / 2023E Revenue Median: 4.8x Median: 4.1x 11.0x 8.1x 6.2x 5.9x 5.5x 4.8x 4.5x 4.5x 4.1x 4.0x 3.8x 2.5x 2.3x 2.0x 1.6x 1.2x 0.6x Lifestyle Brands Travel and Hospitality Source: Capital IQ as of 04/20/2022 and company financial model. Consensus estimates that are not available are excluded as not available (“N/A”). 48 TRANSACTION OVERVIEW

Selina Antigua, Guatemala

GAAP Consolidated Financials $ in mm Note: These financial statements have been prepared in compliance with International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board (IASB) in accordance with the provisions of the Companies Act 2006. APPENDIX 50

GAAP to Non-GAAP Reconciliation $ in mm Non-GAAP Bridge 2019 2020 Net Loss $ (105.1) $ (139.3) 2.8 2.3 (+) Income taxes 29.1 54.7 (+) Interest Expense, Net 19.4 21.6 (+) D&A 1 (-) Non-operating Income, Net (3.6) (6.5) (+) Impairments 2.5 19.7 EBITDA $ (55.0) $ (47.5) 2 (19.6) (15.9) (-) Rent (+) Stock Based Compensation Expenses 2.0 2.4 (+/-) Other Income / (Expenses) 2.1 - Adjusted Corporate EBITDA $ (70.4) $ (61.1) (+) Corporate Overhead 60.9 41.0 3 5.6 2.0 (+) Pre-Opening and Cost of Non-Operated Spaces 4 7.6 - (+) Loss from Non-Selina Branded Operations Unit Level EBITDA $ 3. 7 $ (18.0) Non-GAAP Revenue Bridge GAAP Revenue $ 66. 0 $ 35. 2 5 2.6 0.8 (+) Experience Revenue Gross Up (Partner Revenue) Non-GAAP Revenue $ 68. 6 $ 35. 9 1. Add back of (i) Reversal of bad debt write-offs (ii) Gain on net monetary position and (iii) Share of loss in associates. 3. Add back of operating costs incurred prior to opening a new location as well as costs associated with physical space within opened Additionally, in 2020, this line also includes (iv) Income (from COVID-related rent concessions and (v) Government grants. locations where that space is not operational. APPENDIX 51 2. IFRS-16 lease accounting applied in GAAP figures. Rent expense is subtracted for Non-GAAP purposes. 4. Add back of net operating loss of non-branded Selina assets. 5. Add back of revenue generated from Experience partners, whereby Selina is paid a commission and is not entitled to the gross revenue.

Definitions

- **Bed:** Refers to bedspace, a measure used by Selina to measure the sleeping capacity of a property. Every 5.5 m^2 of accommodation (sleeping room) area in a property, equals one bedspace. This measure is used, instead of physical beds, to give a static measure of property capacity, by avoiding misleading fluctuations that would arise from changing room mixes in any given property
- **Open [Beds/Locations]:** Beds/Locations, that have been open and available to be rented in the past
- **Secured [Beds/Locations]:** Beds/Locations that are not yet opened, but are under contract and fully committed to Selina by a Landlord (occasionally contingent on completion of due diligence at Selina's discretion, and sourcing of funding by Selina)
- **Tokens:** Loyalty points that can be exchanged by customers or employees for bed rental
- **Emerging Markets:** Of the markets in which Selina currently has secured beds, all South American countries, all central American countries, Mexico, and Morocco, are considered Emerging Markets
- **Developed Markets:** Of the markets in which Selina currently has secured beds, all EU countries, the UK, the USA, and Israel, are considered Developed Markets
- **Conversion Costs:** The cost over converting an old hotel to Selina specs including the cost of FF&E, Creative, OS&E, pre-opening, IT, soft and hard costs, but not including any structural hard capex required (which is generally paid for by the landlord)
- **NPS:** Score tracked through a post stay survey sent by email to every guest within 24 hours of check out. It is the result of a single question asking the guest how likely they are to recommend us on a scale from 1-10. The NPS is calculated using the official NPS methodology
- **RevPOB:** Stands for Revenue per occupied bed. The is calculated as total revenue for any given property, for any given period, divided by the number of beds that were rented (counted nightly) in that same period
- **Direct Booking:** Bookings for bed rentals made through direct Selina channels: website, app, walk-ins, and extensions
- **Concept Ambassadors:** Board of local taste-makers (for example, influencers, artists, entrepreneurs) that provide input on concept and programming for each location
- **Content Providers:** 3rd parties that deliver content at Selina locations (for example, DJs or yoga instructors)
- **Net Advanced Bookings:** The dollar value of booking made on any given day, retrospectively reduced by any cancellations made subsequent to booking
- **Advanced Negotiations Beds:** Beds in pipeline, for which a Letter Of Intent has been sent to the real estate owner
- **Unit-Level EBITDA:** Revenue received at property (room revenue, F&B revenue and other revenue), minus departmental and undistributed costs, minus rent and other property costs. For the avoidance of doubt, unit-level EBITDA does not include overhead expenses, pre-opening / pre- delivery costs, FFE reserves, and Capital Partner Profit Share, or interest expense
- **Capital Partners:** Financial and strategic partners in each market that provide contractual commitments to fund conversion costs, security deposits, and advance rent payments required to open properties, provided certain drawdown conditions are met. The size of the contractual commitment is defined either by a dollar / local currency amount, or a number of beds funded. In exchange for funding, Capital Partners received a fixed yield on any capital invested (for the duration of the lease in question), and a percentage of profits
- **Non-Room Revenue:** Refers to income that is not generated from rental of beds (e.g., F&B, co-work, experiences, etc.)

Selina APPENDIX 52

Summary Risk Factors The below list of risk factors has been prepared solely for purposes of the proposed private placement financing (the “Private Placement”) as part of the proposed business combination (the “Proposed Business Combination”) of BOA Acquisition Corp. (“BOA”) and Selina Holding Company, UK Societas (“Selina”), and solely for potential investors in the Private Placement and not for any other purpose. The risks presented below are certain of the general risks related to the business of Selina, and such list is not exhaustive. The list below is qualified in its entirety by future disclosures contained in future documents filed or furnished by Selina or BOA with the U.S. Securities and Exchange Commission (the “SEC”), including in documents filed or furnished in connection with the Private Placement and the Proposed Business Combination. The risks presented in such filings will be consistent with those that would be required for a public company in its SEC filings, including with respect to the business and securities of Selina and BOA and the Proposed Business Combination and Private Placement, and may differ significantly from and be more extensive than those presented below. Investing in securities (the “Securities”) to be issued in connection with the Private Placement or the Proposed Business Combination involves a high degree of risk. Potential investors should carefully consider the risks and uncertainties inherent in Selina and the Securities, including those described below and in any future filing filed or furnished by Selina or BOA with the SEC, before subscribing for the Securities. If Selina cannot address any of such risks and uncertainties effectively, or any other risks and difficulties that may arise in the future, Selina’s business, financial condition or results of operations could be materially and adversely affected. The risks described below are not the only ones Selina faces. Additional risks that Selina currently does not know about or that the Selina currently believes to be immaterial may also impair Selina’s business, financial condition or results of operations. You should review this investors presentation and preform your own due diligence prior to making an investment in Selina and BOA. 1. Selina’s obligations under its commercial arrangements and debt instruments are collateralized by security interests in substantially all of Selina’s assets. If Selina defaults on those obligations, the secured parties could foreclose on such assets. 2. The current COVID-19 pandemic has materially and adversely impacted Selina’s business, financial condition, results of operations, liquidity and cash flows. 3. Selina’s growth depends, in part, on its ability to increase revenues generated by its existing hotels and to grow the number of hotels in operation. 4. Selina may not be able to manage its expected grown, which could adversely affect its results of operations. 5. Selina’s brand, sales and marketing strategies may not result in expected customer acquisition and revenue growth or may be difficult to scale. 6. Some of Selina’s existing development pipeline may not be developed into new hotels or may not open on the anticipated timeline, which could materially adversely affect Selina’s growth prospects. 7. Selina may seek to expand its business through acquisitions of and investments in other businesses and properties, or through alliances, and these activities may be unsuccessful or divert management’s attention. 8. Timing, budgeting, and other risks could result in delays or cancellations of Selina’s efforts to develop, redevelop, convert or renovate the properties that Selina owns or leases, or make these activities more expensive, which could reduce Selina’s profits or impair its ability to compete effectively. 9. Selina is exposed to the risks resulting from significant investments in owned and leased real estate, which could increase its costs, reduce its profits, limit its ability to respond to market conditions, or restrict its growth strategy. 10. Selina may be unable to onboard new properties in a timely and cost-effective manner, negotiate satisfactory leases or other arrangements to operate new properties, or renew or replace existing properties on satisfactory terms or at all. 11. The fixed cost nature of Selina’s leases may limit its operating flexibility and could adversely affect its liquidity. 12. The legal rights of Selina to use certain leased hotels could be challenged by property owners or other third parties, which could prevent Selina from operating the affected hotels or increase the costs associated with operating such hotels. 13. Because Selina derives a significant portion of its revenues from operations outside the United States, the risks of doing business internationally, or in a particular country or region, could lower its revenues, increase its costs, reduce its profits, disrupt its business or expose it to increasingly complex, onerous or uncertain tax obligations. 14. If Selina is not able to maintain its current brand standards or is not able to develop new initiatives, including new brands, successfully, its business and profitability could be harmed. 15. Adverse incidents at, or adverse publicity concerning, Selina or its properties or brands could harm its reputation and the reputation of its brands, as well as adversely affect Selina’s market share, business, financial condition, or results of operations. Selina has a history of losses and may be unable to achieve profitability for the foreseeable future. 16. Selina identified material weaknesses in connection with its internal control over financial reporting. Although Selina is taking steps to remediate these material weaknesses, there is no assurance Selina will be successful in doing so in a timely manner, or at all, and Selina may identify other material weaknesses. 17. If Selina’s existing material weaknesses persist or it experiences additional material weaknesses in the future or otherwise fails to maintain an effective system of internal controls in the future, Selina may not be able to accurately report its financial condition or results of operation, which may adversely affect investor confidence in Selina and, as a result, the value of Selina’s ordinary shares and Selina’s overall business. 18. Economic and other conditions may adversely impact the valuation of Selina’s assets resulting in impairment charges that could have a material adverse impact on its results from operations. 19. Changes in, or interpretations of, accounting rules and regulations could result in unfavourable accounting charges or otherwise significantly impact Selina’s reported financial information and operational processes. 20. If Selina or its third-party funders or partners are unable to access the capital necessary to fund current operations or implement Selina’s plans for growth, Selina’s profits could be reduced and its ability to compete effectively could be diminished. 21. Cyber risk and the failure to maintain the integrity of customer, colleague, or company data could adversely affect Selina’s business, harm Selina’s reputation, and/or subject Selina to costs, fines, penalties, investigations, enforcement actions, or lawsuits. 22. Information technology system failures, delays in the operation of Selina’s information technology systems, or system enhancement failures could reduce Selina’s revenues and profits and harm the reputation of its brands and business. 23. If Selina fails to stay current with developments in technology necessary for its business, its operations could be harmed and its ability to compete effectively could be diminished. 24. Selina will be a foreign private issuer and, as a result, it will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company. 25. As Selina will be a “foreign private issuer” and intends to follow certain home country corporate governance practices, Selina’s shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE governance requirements. 26. Selina may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. 27. Selina depends on its key personnel and other highly skilled personnel, and if it fails to attract, retain, motivate or integrate its personnel, its business, financial condition and results of operations could be adversely affected. 28. Any failure by Selina to protect its trademarks and other intellectual property rights could negatively impact its business. 29. Selina’s failure to comply with applicable laws and regulations may increase its costs, reduce its profits, or limit its growth. 30. If Selina or any of its subsidiaries are characterized as a Passive Foreign Investment Company for U.S. federal income tax purposes, U.S. Holders may suffer adverse tax consequences. 31. Adverse judgments or settlements resulting from legal proceedings in which Selina may be involved in the normal course of its business could reduce its profits or limit its ability to operate its business. 32. If a U.S. Holder is treated as owning at least 10% of the Selina Ordinary Shares, such U.S. Holder may be subject to adverse U.S. federal income tax consequences. 33. Any further and continued decline or disruption in the travel and hospitality industries or economic downturn would materially adversely affect Selina’s business, results of operations, and financial condition. 34. Selina’s revenues and the value of Selina’s hotels are subject to conditions affecting the lodging industry. 35. Price increases for commercial airline service for Selina’s target customers or major changes or reduction in commercial airline service and/or availability could adversely impact the demand for travel and undermine Selina’s ability to provide reasonably lodging and other services to its target customers. 36. Risks relating to natural or man-made disasters, contagious diseases, such as the COVID-19 pandemic, terrorist activity, and war could reduce the demand for lodging, which may adversely affect Selina’s financial condition and results of operations. APPENDIX 53